The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-155884

SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 2, 2008)

$

Apache Corporation

$          % Notes due 2021
$          % Notes due 2042

We are offering $      aggregate principal amount of     % notes due 2021, which we refer to as the “2021 Notes,” and $      aggregate principal amount of     % notes due 2042, which we refer to as the “2042 Notes.” Interest on the notes will be paid semi-annually in arrears on           and           of each year, beginning on          , 2011. The 2021 Notes will mature on          , 2021, and the 2042 Notes will mature on          , 2042. We may redeem some or all of each series of the notes at any time or from time to time at the redemption prices calculated as described in this prospectus supplement under “Description of Notes—Optional Redemption.” The notes do not have the benefit of any sinking fund.

The notes will be our general unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Per		Per
	2021 Note	Total	2042 Note	Total

Public offering price(1)	%	$	%	$
Underwriting discount	%	$	%	$
Proceeds, before expenses, to us	%	$	%	$

(1)	Plus accrued interest, if any, from December , 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, societe anonyme, and Euroclear Bank S.A./N.V., on or about December   , 2010.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan	RBS

BMO Capital Markets	Mitsubishi UFJ Securities	Morgan Stanley
RBC Capital Markets	Standard Chartered Bank	UBS Investment Bank

November    , 2010

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front covers of those documents. You should assume that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date the respective information was filed with the Securities and Exchange Commission, which we refer to as the “SEC.” Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we are offering to sell the notes, using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus and the information incorporated by reference therein describe our business and give more general information, some of which may not apply to this offering. Generally, when we refer in this prospectus supplement only to the “prospectus,” we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the information contained or incorporated in the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information contained or incorporated in the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the notes offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement.

In this prospectus supplement, unless the context indicates otherwise, the terms “Apache,” “we,” “us,” “Company” and “our” refer to Apache Corporation and its subsidiaries.

Our name, logo and other trademarks mentioned in this prospectus supplement are the property of their respective owners.

DOCUMENTS INCORPORATED BY REFERENCE

We have “incorporated by reference” in this prospectus supplement and the accompanying prospectus certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, unless we provide you with different information in this prospectus supplement or the accompanying prospectus or the information is modified or superseded by a subsequently filed document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document.

Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” on or after the date of this prospectus supplement and before the completion of this offering of notes will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update, where applicable, and supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. Some documents or information,

S-ii

such as that furnished under Items 2.02 or 7.01, or the exhibits related thereto under Item 9.01, of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). These documents contain important information about us, our business and our financial condition.

Apache SEC Filings	Period or Date Filed

Annual Report on Form 10-K (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed on March 31, 2010)
Year ended December 31, 2009
Annual Report on Form 10-K/A	Year ended December 31, 2009
Quarterly Report on Form 10-Q	Quarter ended March 31, 2010
Quarterly Report on Form 10-Q/A	Quarter ended June 30, 2010
Quarterly Report on Form 10-Q	Quarter ended September 30, 2010
Current Reports on Form 8-K	January 14, 2010, January 19, 2010, April 15, 2010, April 16, 2010, May 11, 2010, July 20, 2010, July 21, 2010 (two filings), July 28, 2010, August 3, 2010, August 11, 2010, August 16, 2010, August 20, 2010, October 12, 2010, November 5, 2010, November 9, 2010, November 12, 2010, November 15, 2010, November 18, 2010 and November 22, 2010

You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from us or from the SEC through the SEC’s web site at www.sec.gov or by mail from the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, at prescribed rates. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

Apache Corporation
2000 Post Oak Boulevard
Houston, Texas 77056
Telephone: (713) 296-6000

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Exchange Act.

These statements relate to future events or our future financial performance, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plans,” “believe” or the negative of these terms or similar terminology.

Forward-looking statements are not guarantees of performance. Actual events or results may differ materially because of conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus supplement. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in this prospectus supplement and under “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk — Forward-Looking Statements and Risk” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus) and similar sections in any subsequent filings that we incorporate by reference in this prospectus supplement and the accompanying prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those described in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

S-iv

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement and “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk — Forward-Looking Statements and Risk” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 for more information about important risks that you should consider before investing in the notes.

Apache Corporation

We are an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, our exploration and production interests are focused in the Gulf of Mexico, the Gulf Coast, East Texas, the Permian Basin, the Anadarko Basin and the Western Sedimentary Basin of Canada. Outside of North America, we have exploration and production interests onshore Egypt, offshore Western Australia, offshore the U.K. in the North Sea and onshore Argentina. We also have exploration interests on the Chilean side of the island of Tierra del Fuego.

The address of our principal executive offices is 2000 Post Oak Boulevard, Houston, Texas 77056, and our telephone number at this address is (713) 296-6000.

Recent Developments

On November 10, 2010, we closed our acquisition of Mariner Energy, Inc., a Delaware corporation (which we refer to as “Mariner”), for stock and cash consideration (which we refer to as the “Mariner Acquisition”). In connection with the Mariner Acquisition, we issued approximately 17.5 million shares of our common stock (an increase of approximately five percent in our outstanding common shares) and paid cash of approximately $800 million to Mariner stockholders. We funded the cash portion of the consideration with a combination of cash on hand and borrowings under our commercial paper facility. In connection with the Mariner Acquisition, we assumed Mariner debt having a fair value of approximately $1.6 billion as of September 30, 2010, approximately $600 million of which we repaid at closing through borrowings under our commercial paper facility. We intend to repay the remaining assumed Mariner debt with the net proceeds of this offering. See “Use of Proceeds.”

The Offering

Please refer to “Description of Notes” in this prospectus supplement and “Description of Apache Corporation Debt Securities” in the accompanying prospectus for more information about the notes.

Issuer	Apache Corporation

Notes offered	$ aggregate principal amount of % notes due 2021.

$ aggregate principal amount of % notes due 2042.

Maturity	2021 Notes — , 2021.

2042 Notes — , 2042.

Interest rate	2021 Notes — % per year.

2042 Notes — % per year.

Interest payment dates	Interest on the notes will be paid semi-annually in arrears on and of each year, beginning on , 2011.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured obligations from time to time outstanding.

Optional redemption	The notes of each series will be redeemable in whole or in part, at our option at any time, at the applicable redemption prices set forth under the heading “Description of Notes — Optional Redemption.”

Change in control	If a change in control, as defined in the indenture governing the notes, occurs, each holder of notes may elect to require us to repurchase the holder’s notes. If a holder makes this election, we must purchase the holder’s notes for their principal amount plus accrued interest to the purchase date. See “Description of Apache Corporation Debt Securities — We Are Obligated to Purchase Debt Securities Upon a Change in Control” beginning on page 20 in the accompanying prospectus.

Certain covenants	The indenture governing the notes contains certain covenants, including limitations on liens and sale-leaseback transactions.

Book-entry issuance, denominations, settlement and clearance	We will issue the notes in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million after deducting the underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering to repay the outstanding debt we assumed when we completed the Mariner Acquisition on November 10, 2010. To the extent there are any net proceeds from this offering remaining after we repay the assumed Mariner debt, we intend to use such proceeds for general corporate purposes. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Closing and delivery	We expect to deliver the notes on or about December , 2010.

Governing law	The State of New York.

Risk factors	You should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement before deciding whether to invest in the notes.

Ratio of Earnings to Fixed Charges

	Nine Months
	Ended
	September 30,	Years Ended December 31,
	2010	2009	2008	2007	2006	2005

Ratio of Earnings to Fixed Charges	15.24	1.77	3.72	14.76	17.47	22.24

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the risks described below, in addition to the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Specifically, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 for a discussion of risk factors that may affect our business. Realization of any of those or the following risks or adverse results from any matter listed under “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement or under “Quantitative and Qualitative Disclosures About Market Risk — Forward-Looking Statements and Risk” in our 2009 Form 10-K or September 30, 2010 Form 10-Q could have a material adverse effect on our business, prospects, financial condition, cash flows and results of operations. These risks could materially affect our ability to meet our obligations under the notes. As a result, you could lose all or part of your investment in and expected return on the notes.

Risks Related to the Notes

The notes are structurally subordinated to the obligations of our subsidiaries, which may affect your ability to receive payments on the notes.

The notes will be direct obligations of Apache Corporation. Our subsidiaries are separate legal entities and have no obligation to pay any amounts due on the notes or, subject to any existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments (as further described below). Our right to participate in any distribution of assets of any subsidiary is subject to the prior claims of the creditors of that subsidiary, except to the extent that we are a creditor of the subsidiary and our claims are recognized. Therefore, the notes are effectively subordinated to the indebtedness and other obligations of our subsidiaries. As of September 30, 2010, we had approximately $6.5 billion of indebtedness outstanding, of which approximately $968.0 million consisted of indebtedness of our subsidiaries. In connection with the Mariner Acquisition, we assumed Mariner debt having a fair value of approximately $1.6 billion as of September 30, 2010, approximately $600 million of which we repaid at closing through borrowings under our commercial paper facility. The assumed Mariner debt includes the Mariner Notes (defined below), which are obligations of one of our subsidiaries and which we intend to repay with the net proceeds from this offering. See “Use of Proceeds.” Our subsidiaries also have other obligations that are not considered indebtedness.

The indenture does not limit the amount of indebtedness that we may incur.

The indenture does not limit our ability to incur additional indebtedness or contain provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a take-over, recapitalization or highly leveraged or similar transaction. Accordingly, we could, in the future, enter into transactions that could increase the amount of our outstanding indebtedness or otherwise adversely affect our capital structure.

Because a significant portion of our operations is conducted through our subsidiaries, our ability to service our debt is largely dependent on our receipt of distributions or other payments from our subsidiaries.

A significant portion of our operations is conducted through our subsidiaries. As a result, our ability to make interest and principal payments on the notes is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose.

Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and other business considerations and may be subject to statutory or contractual restrictions. In addition, there may be significant tax and other legal restrictions on the ability of our non-U.S. subsidiaries to remit money to us.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

Each series of notes is a new issue of securities for which there is currently no established trading market. We do not intend to apply for the listing of the notes on any national securities exchange or for the quotation of the notes on any automated dealer quotation system. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may discontinue any market making activities at any time in their sole discretion and without notice. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

A downgrade in our credit rating could adversely affect the trading price of the notes.

The trading price for the notes may be affected by our credit rating. Credit ratings are continually revised. Any credit rating downgrade could adversely affect the trading price of the notes or the trading markets for the notes to the extent trading markets for the notes develop.

We may be prevented from financing, or may not have the ability to raise funds necessary to finance, the change in control offer required by the indenture.

Upon the occurrence of a change in control, as defined in the indenture that governs the notes, we will be required to make an offer to each holder of notes outstanding under the indenture to purchase all or a portion of the notes then outstanding. Upon a change of control, we may not have sufficient funds available to purchase all of the notes tendered to us. Any requirement to offer to purchase any outstanding notes may result in us having to refinance our outstanding debt or obtain necessary consents under our other debt agreements to repurchase the notes, which we may not be able to do. In such case, our failure to offer to purchase notes following a change of control would constitute an event of default under the indenture, which would, in turn, constitute a default under our revolving credit facilities.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $      million after deducting the underwriting discounts and estimated expenses of the offering payable by us.

We intend to use the net proceeds from this offering to repay the outstanding debt we assumed when we completed the Mariner Acquisition on November 10, 2010, which includes $300 million in aggregate principal amount of 7.50% notes due 2013, $300 million in aggregate principal amount of 11.75% notes due 2016 and $300 million in aggregate principal amount of 8.00% notes due 2017 (which we collectively refer to as the “Mariner Notes”).

The 7.50% notes due 2013 will be redeemed on December 13, 2010 at 103.75% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date. The 8.00% notes due 2017 will be redeemed on December 13, 2010 at 100% of the principal amount thereof, plus the applicable premium (as defined in the indenture governing the 8.00% notes due 2017) and accrued and unpaid interest thereon to, but not including, the redemption date. The 11.75% notes due 2016 will be redeemed in two tranches. The first tranche of notes, representing 35% of the principal amount of the 11.75% notes due 2016, will be redeemed on December 13, 2010 at 111.75% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date. The second tranche of notes, representing 65% of the principal amount of the 11.75% notes due 2016, will be redeemed on December 14, 2010 at 100% of the principal amount thereof then outstanding plus the applicable premium (as defined in the indenture governing the 11.75% notes due 2016) and accrued and unpaid interest thereon to, but not including, the redemption date.

To the extent there are any net proceeds from this offering remaining after we repay the assumed Mariner debt, we intend to use such proceeds for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months
	Ended	Years Ended December 31,
	September 30, 2010	2009	2008	2007	2006	2005

Ratio of Earnings to Fixed Charges	15.24	1.77	3.72	14.76	17.47	22.24

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and consolidated capitalization as of September 30, 2010:

•	on an actual basis;

•	on an as adjusted basis to give effect to the closing of the Mariner Acquisition on November 10, 2010 and the payment of the cash and stock consideration in connection therewith; and

•	on an as further adjusted basis to give effect to (i) this offering and (ii) application of the net proceeds from this offering.

You should read this table in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2010
			As Further
	Actual	As Adjusted	Adjusted
		(Unaudited)
	(In thousands, except share data)

Cash and cash equivalents	$1,211,439	$420,733	$

Total debt (including current portion):
Existing notes and debentures	6,195,579	6,195,579		6,195,579
Revolving credit facilities and commercial paper(1)	320,369	320,369		320,369
Debt assumed in Mariner Acquisition(2)	—	1,656,629
2021 Notes offered hereby	—	—
2042 Notes offered hereby	—	—

Total debt (including current portion)	6,515,948	8,172,577
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized, 6% Cumulative Mandatory Convertible, Series D, $1,000 per share liquidation preference, 1,265,000 shares issued and outstanding (actual, as adjusted and as further adjusted)	1,227,050	1,227,050		1,227,050
Common stock, $0.625 par value; 430,000,000 shares authorized; 365,885,145 shares issued and outstanding (actual); 383,162,592 shares issued and outstanding (as adjusted and as further adjusted)	228,678	239,476		239,476
Paid-in capital	6,870,445	8,764,432		8,764,432
Retained earnings	13,610,838	13,610,838		13,610,838
Treasury stock, at cost, 1,460,329 shares (actual, as adjusted and as further adjusted)	(41,457)	(41,457)		(41,457)
Accumulated other comprehensive income	49,828	49,828		49,828

Total shareholders’ equity	21,945,382	23,850,167		23,850,167

Total capitalization	$28,461,330	$32,022,744	$

(1)	As of September 30, 2010, we had unsecured committed revolving syndicated bank credit facilities totaling $3.3 billion, of which $1.0 billion matures in August 2011 and $2.3 billion matures in May 2013. These consist of a $1.0 billion 364-day facility, a $1.5 billion facility and a $450 million facility in the U.S., a $200 million facility in Australia and a $150 million facility in Canada. We also have available a

$2.95 billion commercial paper program. The commercial paper program is fully supported by available borrowing capacity under U.S. committed credit facilities, which expire in 2011 and 2013. There were no outstanding borrowings or commercial paper as of September 30, 2010, and the full $3.3 billion of committed credit capacity was available on that date.

(2)	As of September 30, 2010, Mariner’s debt included the Mariner Notes and amounts outstanding under Mariner’s revolving credit facility.

DESCRIPTION OF NOTES

This section describes the specific financial and legal terms of the notes and supplements the more general description under “Description of Apache Corporation Debt Securities” in the accompanying prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Apache Corporation Debt Securities” in the accompanying prospectus, the following description replaces that in the accompanying prospectus.

Apache will issue the notes under the senior indenture dated as of February 15, 1996, as supplemented on November 5, 1996, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor-in-interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. Certain terms of the notes will be established pursuant to an officers’ certificate pursuant to the senior indenture. The following description and the description of our debt securities in the accompanying prospectus is a summary of the material provisions of the notes and the senior indenture. These descriptions do not restate the senior indenture in its entirety. We urge you to read the senior indenture because it, and not this description, defines your rights as holders of the notes. We have filed a copy of the senior indenture as an exhibit to the registration statement, which includes the accompanying prospectus.

The notes are “senior debt securities” as that term is used in the accompanying prospectus.

With certain exceptions and pursuant to certain requirements set forth in the senior indenture, we may discharge our obligations under the senior indenture with respect to each series of notes as described under “Description of Apache Corporation Debt Securities — Discharge, Defeasance and Covenant Defeasance” beginning on page 21 in the accompanying prospectus.

Principal, Maturity and Interest

Apache is offering $      initial aggregate principal amount of     % notes due 2021, which we refer to as the “2021 Notes,” and $      initial aggregate principal amount of     % notes due 2042, which we refer to as the “2042 Notes.” The 2021 Notes will mature on          , 2021, and the 2042 Notes will mature on          , 2042.

We may issue and sell additional notes of either series in the future without the consent of the holders of that series of notes. Any such additional notes, together with the outstanding notes of that series, will constitute a single series of notes under the senior indenture and will be fungible with the outstanding notes of that series for U.S. federal income tax purposes.

Interest on the 2021 Notes will accrue at the rate of     % per year and interest on the 2042 Notes will accrue at the rate of     % per year. Interest on the notes will be paid semi-annually in arrears on           and           of each year, beginning on          , 2011. We will make each interest payment to the person in whose name the notes are registered at the close of business on the immediately preceding           or          , as the case may be, whether or not that date is a business day. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

Interest on the notes will accrue from December   , 2010, or from the most recent interest payment date to which interest has been paid or duly provided for, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, maturity date or redemption date of the notes falls on a day that is not a business day, the related payment will be made on the next business day and, unless we default on the payment, no interest will accrue for the period from and after the interest payment date, maturity date or redemption date.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured obligations from time to time outstanding.

Sinking Fund

The notes will not be entitled to the benefit of a sinking fund.

Listing

We do not intend to list the notes on any securities exchange or automated quotation system.

Denominations

The notes will be issued in book-entry form without coupons only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Change in Control

If a change in control, as defined in the senior indenture, occurs, each holder of notes may elect to require us to repurchase the holder’s notes. If a holder makes this election, we must purchase the holder’s notes for their principal amount plus accrued interest to the purchase date. See “Description of Apache Corporation Debt Securities — We are Obligated to Purchase Debt Securities Upon a Change in Control” beginning on page 20 in the accompanying prospectus.

Optional Redemption

The notes of each series may be redeemed in whole at any time or in part from time to time, at our option. If the 2042 Notes are redeemed before the date that is six months prior to their maturity date or if the 2021 Notes are redeemed before the date that is three months prior to their maturity date, the notes of the applicable series may be redeemed by us at a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus basis points in the case of the 2021 Notes and basis points in the case of the 2042 Notes;

plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.

If the 2042 Notes are redeemed on or after the date that is six months prior to their maturity date or if the 2021 Notes are redeemed on or after the date that is three months prior to their maturity date, the notes of the applicable series may be redeemed at a redemption price equal to 100% of the principal amount of the notes then outstanding to be redeemed.

“Treasury rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day next preceding the date fixed for redemption (the “calculation date”).

“Comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable treasury price” means, with respect to any redemption date, (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“Independent investment banker” means one of Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC or RBS Securities Inc., or their respective successors, as specified by us, or, if those firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by us.

“Reference treasury dealer” means each of (1) Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer and (2) any two other primary treasury dealers selected by us after consultation with the independent investment banker.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the calculation date.

We will mail a notice of redemption to each holder of notes of the applicable series to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on and after the redemption date. If fewer than all of the notes of a series are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate. The redemption price will be calculated by the independent investment banker and we, the trustee and any paying agent for the notes will be entitled to rely on such calculation.

Book-Entry; Delivery and Form

The notes will be issued in the form of one or more global notes, or the Global Notes, registered in the name of The Depository Trust Company or its nominee, as described below and under “Description of Apache Corporation Debt Securities — Global Securities” beginning on page 16 and “Book-Entry Securities” beginning on page 45, both in the accompanying prospectus. The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York, or the Depositary, and registered in the name of a nominee of the Depositary in the form of a global certificate. All interests in the Global Notes will be subject to the operations and procedures of the Depositary, Euroclear Bank S.A./N.V., or Euroclear, and Clearstream

Banking, société anonyme, or Clearstream, Luxembourg. Beneficial interests in the Global Notes must be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Depositary has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, the Depositary or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such Depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with the Depositary, or participants, or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through the Depositary if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as the Depositary, or its nominee, is the registered owner or holder of the notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the senior indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with the Depositary’s procedures, in addition to those provided for under the senior indenture with respect to the notes.

Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes. None of Apache, the trustee or any paying agent under the senior indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

The Depositary has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, to credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in the Depositary will be effected in the ordinary way through the Depositary’s same-day funds system in accordance with the Depositary’s rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of the Depositary and with the procedures set forth in the senior indenture governing the notes.

The Depositary has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the Depositary’s interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if an event of default under the senior indenture governing the notes has occurred and is continuing, the Depositary will exchange the Global Notes for certificated securities, which it will distribute to its participants.

The Depositary has advised us as follows: the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, or indirect participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of the Depositary, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, and we refer to them as the “U.S. Depositaries.”

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to either series of notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations, or Euroclear Participants, and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a Global Note through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a Global Note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions of the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Direct Participants in the Depositary, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a Global Note from a Direct Participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of the Depositary. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear Participant or Clearstream Participant to a Direct Participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the Depositary’s settlement date.

The information in this section concerning the Depositary, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Euroclear Participants and Clearstream Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective Participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences of the ownership and disposition of the notes by a holder of the notes who buys them at original issuance for cash at the initial offering price. This summary is based upon U.S. federal income tax law as of the date hereof, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as the unearned income Medicare contribution tax, or certain investors subject to special tax rules (e.g., financial institutions, regulated investment companies, real estate investment trusts, insurance companies, broker-dealers and tax-exempt organizations), persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes), persons subject to the alternative minimum tax, or U.S. holders that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary is written for investors that will hold their notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). We are not seeking a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the ownership or disposition of the notes. Accordingly, there can be no assurance that the IRS will not successfully challenge one or more of the conclusions stated herein.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of notes that is a partnership, and partners in such a partnership, are urged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the notes.

This discussion of certain material U.S. federal income tax considerations is for general information only and is not intended as tax advice to any particular investor. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income or other tax laws (including estate and gift tax laws and the unearned income Medicare contribution tax) to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Holders

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the worldwide income of which is subject to U.S. federal income tax, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions, or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. The term “U.S. holder” also includes certain former citizens and residents of the United States.

Interest income.  Generally, stated interest on a note will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder’s regular method of accounting).

Sale, exchange, retirement or other disposition of the notes.  Upon a sale or other taxable disposition of notes, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than an amount attributable to accrued but unpaid stated interest, which will be taxable as ordinary income (as described above under “— Interest income”) to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such notes. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder held the note for longer than one year at the time of disposition. For non-corporate U.S. holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of a note that is not a U.S. holder. The term “non-U.S. holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of the notes and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes.

Interest income.  All payments of interest on the notes made to a non-U.S. holder will qualify for the “portfolio interest” exemption and therefore will not be subject to U.S. federal income and withholding tax, provided that such interest is not effectively connected with a United States trade or business of the non-U.S. holder (as discussed below) and provided that (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such non-U.S. holder is not a bank receiving certain types of interest, and (iv) either (a) the non-U.S. holder certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information on a properly executed IRS Form W-8BEN or a suitable substitute form or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and that holds the notes in such capacity, certifies to the payor or the payor’s agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and, when required, furnishes the payor or the payor’s agent with a copy thereof. The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements described in the preceding clause (iv). If a non-U.S. holder holds notes through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, exchange, redemption, retirement or other disposition of the notes.  Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “— Interest income”, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, redemption, retirement or other disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, where a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States) in which case such non-U.S. holder will be subject to tax on a net income basis in the manner described below or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met in which case such non-U.S. holder will be subject to a flat 30% tax (or reduced treaty rate) on any gain (net of certain U.S.-source losses).

Income effectively connected with a U.S. trade or business.  If a non-U.S. holder of notes is engaged in a trade or business in the United States, and if interest on the notes or gain realized on the sale, exchange, redemption, retirement or other disposition of the notes is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by providing a properly executed IRS Form W-8ECI. In addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax equal to 30% (or reduced treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. Any non-U.S. holder receiving interest on, or realizing gain from, the notes that is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States is urged to consult its own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes.

Information Reporting and Backup Withholding

U.S. holders.  Payments of principal and interest on, or the proceeds of the sale or other disposition of, a note are generally subject to information reporting unless the U.S. holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders.  A non-U.S. holder generally will be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding with respect to payments of principal and interest on, or the proceeds of the sale or other disposition of, a note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In general, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, withheld, must be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding will not apply to interest payments on the notes to a non-U.S. holder if the requirements described in clause (iv) of “Non-U.S. Holders — Interest income” above are satisfied with respect to the holder, unless the payor has actual knowledge or reason to know that the holder is a United States person.

Information reporting and backup withholding will not apply to any payment of the proceeds of a sale of notes effected outside the United States by a foreign office of a “broker” as defined in applicable United States Treasury regulations (absent actual knowledge or reason to know that the payee is a United States person), unless such broker (i) is a United States person as defined in the Code, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation for U.S. federal income tax purposes, or (iv) is a foreign partnership with certain connections to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to information reporting unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payments of the proceeds of any such sale to or through a United States office of a broker will be subject to information reporting and backup withholding unless the beneficial owner satisfies the requirements described in clause (iv) of “Non-U.S. Holders — Interest income” above and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

UNDERWRITING

Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

	Principal	Principal
	Amount of	Amount of
Underwriter	2021 Notes	2042 Notes

Deutsche Bank Securities Inc.	$	$
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
RBS Securities Inc.
BMO Capital Markets Corp.
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. Incorporated
RBC Capital Markets, LLC
Standard Chartered Bank
UBS Securities LLC

Total	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of     % of the principal amount of the 2021 Notes and     % of the principal amount of 2042 Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

	Per			Per
	2021 Note		Total	2042 Note		Total

Public offering price		%	$		%	$
Underwriting discount		%	$		%	$
Proceeds, before expenses, to us		%	$		%	$

The expenses of the offering, not including the underwriting discounts, are estimated at $     and are payable by us.

New Issues of Notes

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public trading market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking services and other commercial dealings in the ordinary course of business with us or our affiliates. Furthermore, they have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of the underwriters are lenders and/or agents under our credit facilities for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each of which we refer to as a “Relevant Member State,” an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the Managers to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for the publication by the Company or any Manager of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of notes within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters which constitute the final offering of notes contemplated in this prospectus supplement.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offer of notes contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the “Order,” and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, all of which persons together we refer to as “relevant persons.” This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement does not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by or on behalf of the Issuer from time to time. This document as well as any other material relating to the notes is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, which we refer to as the “DFSA.” This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289), which we refer to as the “SFA,” (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

VALIDITY OF THE SECURITIES

The validity of the securities we are offering will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Certain legal matters with respect to the securities offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The statement of combined revenues and direct operating expenses of the oil and gas properties we acquired from BP p.l.c. for the year ended December 31, 2009, appearing in our Current Report on Form 8-K, as amended, dated November 5, 2010, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such statement of combined revenues and direct operating expenses are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, regarding our total proved reserves was prepared by Apache and reviewed by Ryder Scott Company Petroleum Engineers, as stated in their letter reports thereon included therein, and is incorporated by reference into this prospectus supplement in reliance upon the authority of such firm as experts in such matters.

PROSPECTUS

APACHE CORPORATION

APACHE FINANCE PTY LTD

APACHE FINANCE AUSTRALIA PTY LTD

APACHE FINANCE CANADA CORPORATION

APACHE FINANCE CANADA II CORPORATION

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that Apache, Apache Finance, Apache Australia, Apache Canada and/or Apache Canada II may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

Apache may sell from time to time, in one or more offerings:

• common stock and related rights;

• preferred stock;

• depositary shares;

• common stock purchase contracts;

• common stock purchase units;

• senior debt securities; and/or

• subordinated debt securities.

Each of Apache Finance, Apache Australia, Apache Canada and Apache Canada II may from time to time offer its senior or subordinated debt securities. Each of these securities may be guaranteed by us as described below.

In this prospectus, “securities” collectively refers to the securities described above.

Apache’s common stock is listed for trading on the New York Stock Exchange, the Nasdaq Global Select Market and the Chicago Stock Exchange under the symbol “APA.”

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Investing in these securities involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please read “Risk Factors” in our most recently-filed Annual Report on Form 10-K and our most recently-filed Quarterly Report on Form 10-Q, as well as those that may be included in the applicable prospectus supplement and other information included and incorporated by reference in this prospectus. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” beginning on page ii of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2008

ABOUT THIS PROSPECTUS

You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

i

In this prospectus, references to “Apache,” “we,” “us” and “our” mean Apache Corporation and its consolidated subsidiaries, unless otherwise noted. References to “Apache Finance” mean Apache Finance Pty Ltd. References to “Apache Australia” mean Apache Finance Australia Pty Ltd. References to “Apache Canada” mean Apache Finance Canada Corporation and references to “Apache Canada II” mean Apache Finance Canada II Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

These statements relate to future events or our future financial performance, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plan,” “believe” or the negative of these terms or similar terminology.

These statements are only predictions. Actual events or results may differ materially because of market conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our annual report on Form 10-K for the fiscal year ended December 31, 2007 (incorporated by reference in this prospectus) and similar sections in our subsequent filings that we incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 are not applicable to any of the issuers other than Apache.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

We file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, is available free of charge through our website at http://www.apachecorp.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

Our common stock has been listed and traded on the New York Stock Exchange since 1969, the Nasdaq Global Select Market since 2004 and the Chicago Stock Exchange since 1960. Accordingly, you may inspect the information we file with the Securities and Exchange Commission at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, and at the Chicago Stock Exchange, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	Registration Statements on Form 8-A (File No. 001-04300) filed on January 24, 1996, May 12, 1999, May 13, 1999, December 13, 1999 and February 3, 2006;

•	Annual Report on Form 10-K (File No. 001-04300) for the year ended December 31, 2007, filed on February 29, 2008;

•	Quarterly Reports on Form 10-Q (File No. 001-4300) filed on May 12, 2008, August 11, 2008 and November 10, 2008; and

•	Current Reports on Form 8-K (File No. 001-04300) filed on September 29, 2008 and October 1, 2008.

Each of these documents is available from the SEC’s web site and public reference rooms described above. Through our website, http://www.apachecorp.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning Cheri L. Peper, Corporate Secretary, at our principal executive office, which is:

Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
(713) 296-6000

There are no separate financial statements of Apache Finance, Apache Australia, Apache Canada or Apache Canada II in this prospectus. We do not believe these financial statements would be helpful because:

•	Apache Finance, Apache Australia, Apache Canada and Apache Canada II are wholly-owned subsidiaries of Apache, which files consolidated financial information under the Securities Exchange Act of 1934;

•	Apache Finance, Apache Australia, Apache Canada and Apache Canada II will not have any independent operations other than issuing their debt securities and other necessary or incidental activities as described in this prospectus;

•	Apache guarantees the debt securities of Apache Finance, Apache Australia, Apache Canada and Apache Canada II.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The information on our web site is not incorporated by reference into this prospectus. Neither Apache, Apache Finance, Apache Australia, Apache Canada nor Apache Canada II has authorized anyone to provide you with different information.

Neither Apache nor Apache Finance, Apache Australia, Apache Canada or Apache Canada II is making an offer of the securities covered by this prospectus in any state where the offer is not permitted.

APACHE CORPORATION

Apache Corporation, a Delaware corporation formed in 1954, is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, our exploration and production interests are focused in the Gulf of Mexico, the Gulf Coast, East Texas, the Permian Basin, the Anadarko Basin and the Western Sedimentary Basin of Canada. Outside of North America we have exploration and production interests onshore Egypt, offshore Western Australia, offshore the United Kingdom in the North Sea (North Sea), and onshore Argentina.

We hold interests in many of our U.S., Canadian, and other international properties through operating subsidiaries, such as Apache Canada Ltd., DEK Energy Company (DEKALB), Apache Energy Limited (AEL), Apache North America, Inc., and Apache Overseas, Inc. Properties referred to in this prospectus, any prospectus supplement, or in any document incorporated by reference in this prospectus may be held by those subsidiaries. We treat all operations as one line of business.

APACHE FINANCE PTY LTD

Apache Finance is a proprietary company with limited liability organized in October 1997 under the laws of the Australian Capital Territory, Australia. Apache Finance is our indirect wholly-owned subsidiary, and Apache Finance issues debt securities guaranteed by us. Apache Finance was established to facilitate financing of and investment in our Australian operations and entities.

The principal place of business of Apache Finance is 256 St. George’s Terrace, Level 3, Perth, Western Australia 6000; telephone 61-8-9422-7222.

APACHE FINANCE AUSTRALIA PTY LTD

Apache Australia is a proprietary company with limited liability organized in March 2003 under the laws of the Australian Capital Territory, Australia. Apache Australia is our indirect wholly-owned subsidiary, and Apache Australia issues debt securities guaranteed by us. Apache Australia was established to facilitate financing of and investment in our Australian operations and entities.

The principal place of business of Apache Australia is 256 St. George’s Terrace, Level 3, Perth, Western Australia 6000; telephone 61-8-9422-7222.

APACHE FINANCE CANADA CORPORATION

Apache Canada is an unlimited liability company organized in August 1999 under the laws of the Province of Nova Scotia, Canada. Apache Canada is our indirect wholly-owned subsidiary and issues debt securities guaranteed by us. Apache Canada was established to facilitate financing of and investment in our Canadian operations and entities.

The principal place of business of Apache Canada is 700 — 9th Ave. SW, Suite 1000, Calgary, Alberta, Canada T2P 3V4; telephone 403-261-1200.

APACHE FINANCE CANADA II CORPORATION

Apache Canada II is an unlimited liability company organized in March 2003 under the laws of the Province of Nova Scotia, Canada. Apache Canada II is our indirect wholly-owned subsidiary, and issues debt securities guaranteed by us. Apache Canada II was established to facilitate financing of and investment in our Canadian operations and entities.

The principal place of business of Apache Canada II is 700 — 9th Ave. SW, Suite 1000, Calgary, Alberta, Canada T2P 3V4; telephone 403-261-1200.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we, Apache Finance, Apache Australia, Apache Canada and Apache Canada II expect to use the net proceeds from the sale of our securities and Apache Australia, Apache Canada and Apache Canada II debt securities, as the case may be, for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds will be used in a prospectus supplement at the time of sale.

DESCRIPTION OF APACHE CORPORATION CAPITAL STOCK

The following descriptions of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplement, summarize the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our charter, bylaws and stockholder rights plan that are incorporated by reference into the registration statement that includes this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

Under our charter, our authorized capital stock currently consists of 430,000,000 shares of common stock, $.625 par value per share, and 5,000,000 shares of preferred stock, no par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

Common Stock

As of October 31, 2008, we had approximately 334,689,127 shares of common stock issued and outstanding and approximately 22 million shares of common stock reserved for issuance pursuant to various employee benefit plans (including treasury shares authorized for issuance under those plans). Each outstanding share of common stock currently includes one preferred share purchase right issued under our stockholder rights plan, which is summarized below. All outstanding shares of common stock are, and any shares of common stock sold pursuant to this prospectus will be, duly authorized, validly issued, fully paid and non-assessable.

Voting

For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of Series B preferred stockholders described below and any future holders of our preferred stock, persons who hold more than 50 percent of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

Dividends

If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. This dividend right, however, is subject to any preferential dividend rights we have granted to Series B preferred stockholders or may grant to future holders of preferred stock.

Liquidation

If we dissolve, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold our preferred stock.

Other Rights and Restrictions

Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Delaware law provides that, if we make a distribution to our stockholders other than a distribution of our capital stock either when we are insolvent or when we would be rendered insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent, as the case may be.

Listing

Our common stock is listed on the New York Stock Exchange, the Nasdaq Global Select Market and the Chicago Stock Exchange under the symbol “APA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Preferred Stock

General

We have 5,000,000 shares of no par preferred stock authorized, of which 25,000 shares have been designated as Series A Junior Participating Preferred Stock and 100,000 shares have been designated as 5.68 % Series B Cumulative Preferred Stock. The remaining shares of preferred stock are undesignated.

Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock.

Series A

The shares of Series A preferred stock are authorized for issuance pursuant to rights that trade with our outstanding common stock and are reserved for issuance upon the exercise of the rights discussed below under the caption “— Stockholder Rights Plan.”

Series B

As of October 31, 2008, we had issued and outstanding 100,000 shares of Series B preferred stock in the form of one million depositary shares, each representing one-tenth (1/10th) of a share of Series B preferred stock. The Series B preferred stock has no stated maturity, is not subject to a sinking fund and is not convertible into our common stock or any other securities. Since August 25, 2008, we have had the option to redeem the Series B preferred stock at $1,000 per share. Holders of the depositary shares are entitled to receive cumulative cash dividends at an annual rate of $5.68 per depositary share (based on $56.80 for each share of Series B preferred stock) when, as and if declared by Apache’s board of directors.

The Series B preferred stock has a liquidation preference of $1,000 per share, which is equivalent to $100 per depositary share, plus accrued and unpaid dividends.

The Series B preferred stock ranks prior and superior to our common stock and Series A preferred stock as to payment of dividends and distribution of assets upon our dissolution, liquidation or winding up.

If dividends are not paid on the Series B preferred stock, cash payments on our common stock and any of our other capital stock that ranks junior to the Series B preferred stock as to dividends are prohibited and payments on any of our other capital stock that ranks equal to the Series B preferred stock as to dividends are restricted.

Shares of Series B preferred stock generally do not have voting rights. If, however, we fail to pay the equivalent of six quarterly dividends payable on the Series B preferred stock or another class or series of preferred stock that ranks equally with the Series B preferred stock, then we will increase the size of our board of directors by two members. The holders of the Series B preferred stock and any other class or series of preferred stock ranking equally with the Series B preferred stock voting as a single class together with any other class of preferred stock ranking equally will then have the right to vote for the two additional directors. This voting right would continue until we have paid all past dividends on all preferred stock.

Without the vote of at least 80 percent of the outstanding shares of Series B preferred stock, we may not amend any provision in our charter so as to adversely affect the powers, preferences, privileges or rights of the Series B preferred stock.

Without the approval of the holders, voting together as a single class, of 80 percent of all the shares of Series B preferred stock then outstanding and all shares of any other series of our preferred stock ranking equally as to dividends or upon liquidation we will not:

•	issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking prior to the Series B preferred stock as to dividends or upon liquidation; or

•	reclassify any of our authorized stock into any stock of any class, or any obligation or security convertible into or evidencing a right to purchase such stock, ranking prior to the Series B preferred stock, provided that no such vote will be required for us to take any of these actions to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking equally with or junior to the Series B preferred stock.

Without the approval of the holders of at least a majority of the shares of Series B preferred stock then outstanding, we will not become a party to any merger, conversion, consolidation or compulsory share exchange unless the terms of that transaction do not provide for a change in the terms of the Series B preferred stock and the Series B preferred stock ranks equally with or prior to any capital stock of the surviving corporation as to dividends or upon liquidation, dissolution or winding up other than prior-ranking Apache stock previously authorized with the consent of holders of the Series B preferred stock.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and any applicable certificate of designation that may be on file because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•	whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our charter and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Stockholder Rights Plan

In 1995, our board of directors adopted a stockholder rights plan to replace the former plan adopted in 1986. The plan, which was initially to have expired in January 1996, was amended to extend the term of the plan to January 2016, to reset the rights trading with each share of our common stock to one right per share, and to eliminate adjustments in the number of rights per share for future capitalization events, such as stock splits. Under our stockholder rights plan, each of our common stockholders received a dividend of one “preferred stock purchase right” for each outstanding shares of common stock that the stockholder owned. We refer to these preferred stock purchase rights as the “rights.” Unless the rights have been previously redeemed, all shares of our common stock are issued with rights. The rights trade automatically with our shares of common stock and become exercisable only under the circumstances described below.

Since the purpose of the rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover, the rights may have anti-takeover effects. They should not interfere, however, with any merger or other business combination approved by our board of directors.

The following description is a summary of all the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. Our stockholder rights plan is incorporated by reference as an exhibit to the registration statement that includes this prospectus. You may obtain a copy at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

Exercise of Rights

Until a right is exercised, the holder of a right will not have any rights as a stockholder. When the rights become exercisable, holders of the rights will be able to purchase from us 1/10,000th of a share of our Series A preferred stock, at a purchase price of $100, subject to adjustment, per 1/10,000th of a share.

In general, the rights will become exercisable upon the earlier of:

•	ten calendar days after a public announcement that a person or group has acquired beneficial ownership of 20 percent or more of the outstanding shares of our common stock; or

•	ten business days after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 30 percent or more of our common stock.

Flip in Event

If a person or group becomes the beneficial owner of 20 percent or more of our common stock, each right will then entitle its holder to receive, upon exercise, a number of shares of our common stock that is equal to the exercise price of the right divided by one-half of the market price of our common stock on the date of the occurrence of this event. We refer to this occurrence as a “flip in event.” A flip in event does not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in our best interests.

Flip Over Event

If, at any time after a person or group becomes the beneficial owner of 20 percent or more of our common stock, we are acquired in a merger or other transaction in which we do not survive or in which our common stock is changed or exchanged or 50 percent or more of our assets or earning power is sold or transferred, then each holder of a right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to the exercise price of the right divided by one-half of the market price of the acquiring company’s common stock on the date of the occurrence of this event. This exercise right will not occur if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in our best interests.

Exchange of Rights

At any time after a flip in event but prior to a person or group becoming a beneficial owner of more than 50 percent of the shares of outstanding common stock, our board of directors may exchange the rights by providing to the holder one share of our common stock or 1/10,000th of a share of our Series A preferred stock for each of the holder’s rights.

Redemption of Rights

At any time before a flip in event, we may redeem the rights at a price of $.01 per right. The rights will expire on the close of business on January 31, 2016, subject to earlier expiration or termination as described in our stockholder rights plan.

Unless and until the rights become exercisable, they will be transferred with and only with the shares of our common stock.

Anti-Takeover Effect of Provisions of Apache’s Charter and Bylaws and Delaware Law

Our charter and bylaws include provisions, summarized below, that may have the effect of delaying, deferring or preventing a takeover of Apache. Please refer to our charter and bylaws that are incorporated by reference into the registration statement that includes this prospectus. You may obtain copies at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

The provisions of Delaware law described below also may have an anti-takeover effect.

Apache’s Bylaws

Our board of directors is divided into three classes, with directors serving staggered three-year terms.

Apache’s Charter

Article Nine provides that our board of directors is divided into three classes, with directors serving staggered three-year terms.

Article Twelve stipulates that the affirmative vote of 80 percent of our voting shares is required to adopt any agreement for the merger or consolidation with or into any other corporation which is the beneficial owner of more than 5 percent of our voting shares. Article Twelve further provides that such 80 percent approval is necessary to authorize any sale or lease of assets between us and any beneficial holder of 5 percent or more of our voting shares.

Article Fourteen contains a “fair price” provision that requires any tender offer made by a beneficial owner of more than 5 percent of our outstanding voting stock in connection with any:

•	plan of merger, consolidation or reorganization;

•	sale or lease of substantially all of our assets; or

•	issuance of our equity securities to the 5 percent stockholder must provide at least as favorable terms to each holder of common stock other than the stockholder making the tender offer.

Article Fifteen contains an “anti-greenmail” mechanism which prohibits us from acquiring any voting stock from the beneficial owner of more than 5 percent of our outstanding voting stock, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 and acquisitions at a price not exceeding the market value per share.

Article Sixteen prohibits the stockholders from acting by written consent in lieu of a meeting.

The affirmative vote of 80 percent of the voting shares is required to amend or adopt any provision inconsistent with Articles Nine, Twelve, Fourteen and Sixteen.

Business Combinations with Interested Stockholders Under Delaware Law

Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	the interested stockholder owned at least 85 percent of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

As defined in Section 203, an “interested stockholder” is generally a person owning 15 percent or more of the outstanding voting stock of the corporation. As defined in Section 203, a “business combination” includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Apache.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be incorporated by reference as an exhibit to the registration statement that includes this prospectus before we issue any depositary shares.

This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as defined in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares. We do not expect that there will be any public trading market for the shares of preferred stock except those represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Apache and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may submit notice of resignation at any time or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary, which must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

If we are required to furnish any information to the holders of the preferred stock underlying any depositary shares, the depositary, as the holder of the underlying preferred stock, will forward to the holders of depositary shares any report or information it receives from us.

Neither the depositary nor we will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Each of Apache and the depositary will be obligated to use its best judgment and to act in good faith in performing its duties under the deposit agreement. Each of Apache and the depositary will be liable only for gross negligence and willful misconduct in performing its duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of Apache or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary. See “Book-Entry Securities” below.

DESCRIPTION OF APACHE CORPORATION DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. We will issue the senior debt securities under a senior indenture, dated as of February 15, 1996, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor-in-interest to JP Morgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee, as supplemented by the First Supplemental Indenture, dated November 5, 1996, between us and the trustee. We will issue the subordinated debt securities under a subordinated indenture to be executed in the future by us and The Bank of New York Mellon Trust Company, N.A., as trustee. The senior indenture and the subordinated indenture are together referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are together referred to in this section as the “debt securities.” The Bank of New York Mellon Trust Company, N.A., or any successor, in its capacity as trustee under either or both of the indentures, is referred to as the “trustee” for purposes of this section. The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. The indentures are, and prior to their issuance the debt securities will be, filed as exhibits to the registration statement that includes this prospectus.

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The applicable prospectus supplement will set forth the particular terms of any series of debt securities that we may offer. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

Neither indenture limits the amount of debt securities we may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time. We also may issue debt securities pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000.

Other than as described below under “The Senior Indenture Limits Our Ability to Incur Liens,” “The Senior Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions” and “We Are Obligated to Purchase Debt Securities upon a Change in Control,” and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we or our subsidiaries, as defined in the indentures, may incur or issue.

General

The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the amounts, prices and terms of those debt securities. These terms may include:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, in which principal and any premium and interest is payable and any special U.S. federal income tax or other considerations;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•	a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	sinking fund terms;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indentures, on the debt securities to any holder who is a “United States alien,” as defined in the indentures, in respect of any tax, assessment or governmental charge; the term “interest,” as used in this prospectus, includes any additional amounts;

•	any modifications or additions to, or deletions of, any of the events of default or covenants of Apache with respect to the debt securities that are described in this section;

•	if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities, or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and, unless we specify otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

Ranking

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

Our obligation to pay the principal of, and any premium and interest on, any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of our senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of our assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of Apache, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the subordinated indenture, means:

•	indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, Apache, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

•	indebtedness secured by any mortgage, lien, pledge, security interest or encumbrances of any kind or payable out of the proceeds of production from property;

•	indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

•	indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

•	liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

•	liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in oil and gas prices;

•	guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); and

•	indebtedness relative to the amount of all letters of credit; provided, however, that such term shall not include any amounts included as deferred credits on our financial statements and computed in accordance with generally accepted accounting principles.

“Senior indebtedness,” for purposes of the subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except our obligations under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities or indebtedness ranking junior to the subordinated debt securities.

“Indebtedness ranking equally with the subordinated debt securities,” for purposes of the subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities,” for purposes of the subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

•	the subordinated debt securities, and

•	any other indebtedness ranking equally with the subordinated debt securities, in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

Dividends and other distributions to us from our various subsidiaries may be subject to statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

Exchange, Registration and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At our option, however, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below and under the heading “Book-Entry Securities,” we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

The Senior Indenture Limits Our Ability to Incur Liens

Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance — defined in the senior indenture as “liens” — upon any of our property unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. The restrictions on liens will not, however, apply to:

•	liens existing on the date of the senior indenture or provided for under the terms of agreements existing on the date thereof;

•	liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries’ properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or improvements used in connection with such property, or securing indebtedness incurred to provide funds therefor;

•	liens securing only indebtedness owed by one of our subsidiaries to us and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•	liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed by a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

•	any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the senior indenture;

•	other “ordinary course liens,” as defined in the senior indenture, incurred in the ordinary course of our business; or

•	liens which secure “limited recourse indebtedness,” as defined in the senior indenture.

Notwithstanding the limitations on liens described above, we and any one or more of our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10 percent of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

•	the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

•	the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

•	the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

The Senior Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions

Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to ourselves or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

•	either we or our subsidiary would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

•	since the date of the senior indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we have or our subsidiary has expended for any property an amount up to the net proceeds of that arrangement, including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property, and we designate such amount as a credit against that arrangement, with any of that amount not being so designated to be applied as set forth in the next item below; or

•	during or immediately after the expiration of the 12 months after the effective date of that transaction, we apply to the voluntary redemption, defeasance or retirement of the senior debt securities and other senior indebtedness, as defined in the senior indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we utilize as set forth in the prior item; the amount will be reduced by the principal amount of other senior indebtedness we voluntarily retire within that 12-month period.

Each Indenture Includes Events of Default

Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under each indenture with respect to the debt securities of any series issued under that indenture:

•	if we fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

•	if we fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

•	if we fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series — other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series — and that breach of failure continues for 60 days after written notice as provided in the applicable indenture;

•	specified events of voluntary or involuntary bankruptcy, insolvency or reorganization involving us or any of our subsidiaries; or

•	any other event of default provided with respect to the debt securities of that series.

Unless otherwise specified in the applicable prospectus supplement, either of the following two events will also constitute an “event of default” under the senior indenture with respect to any senior debt securities:

•	if any of our or any of our subsidiaries’ indebtedness, as defined in the senior indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the senior indenture has been given specifying such event of default and requiring us to cause that acceleration to be rescinded or annulled; or

•	if we or any of our subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under some circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to events of bankruptcy, insolvency or reorganization, the principal amount and accrued interest — or a lesser amount as provided for in the debt securities of that series — shall be immediately due and payable without any declaration or other act by the trustee or any holder.

Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and other provisions of each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We Are Obligated to Purchase Debt Securities Upon a Change in Control

If a change in control, as defined in each indenture, occurs, we must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

•	the events causing the change in control and the date of the change in control;

•	the date by which notice of the change in control is required by the applicable indenture to be given;

•	the date, 35 business days after the occurrence of the change in control, by which we must purchase debt securities we are obligated to purchase pursuant to the selling holder’s exercise of rights on change in control;

•	the price we must pay for the debt securities we are obligated to purchase;

•	the name and address of the trustee;

•	the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

•	a statement of our obligation to make prompt payment on proper surrender of the debt securities;

•	the procedure for holders’ exercise of rights of sale of the debt securities; and

•	the procedures by which a holder may withdraw such a notice after it is given.

After we give this notice we will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

•	any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 disclosing beneficial ownership of either 50 percent or more of our common stock then outstanding or 50 percent or more of the voting power of our voting stock then outstanding;

•	the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

•	the completion of a consolidation or merger of Apache with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75 percent or more of the survivor’s common stock or 75 percent or more of the voting power of the survivor’s voting stock.

We will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, and any related Schedule 13E-4 required to be submitted under that rule.

Discharge, Defeasance and Covenant Defeasance

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

Unless we specify otherwise in the applicable prospectus supplement, we may elect

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “legal defeasance;” or

•	with respect to any senior debt securities, to be released from our obligations under the covenants described above in “The Senior Indenture Limits Our Ability to Incur Liens,” “The Senior Indenture Limits Our Ability to Engage in Sale/ Leaseback Transactions” or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as “covenant defeasance.”

In the case of discharge of our obligations or legal defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either legal defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

In addition, we can only elect legal defeasance or covenant defeasance if, among other things:

•	the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Each of the indentures deems a foreign currency to be any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

Each indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency other than the euro both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	the euro both by governments within the Euro Zone and for the settlement of transactions by central banks or other public institutions of or within the Euro Zone or of or within the international banking community.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We would remain liable, however, for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Under each indenture, we are required to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of each indenture for specified purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We and the trustee may modify other provisions of each indenture with the consent of the holders of not less than two-thirds, in the case of the senior indenture, or a majority, in the case of the subordinate indenture, in aggregate principal amount of the debt securities of each series issued under that indenture affected by the modification, except that the provisions of the indentures, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

•	change the stated maturity or any installment of the principal of, or any premium or interest on, or any installment of principal, or any additional amounts with respect to, any debt security issued under that indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under that indenture;

•	change the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

•	reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under that indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by that indenture; or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of the holders of all debt securities of that series, waive our compliance with specified restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety, or substantially as an entirety to, any person that is a corporation or limited liability company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	any successor person assumes our obligations on the debt securities;

•	no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

•	other conditions are met.

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS AND UNITS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	debt obligations of third parties, including U.S. Treasury securities;

•	senior or subordinated debt securities of Apache Australia, Apache Canada and/or Apache Canada II;

•	any other security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

DESCRIPTION OF APACHE FINANCE, APACHE AUSTRALIA, APACHE CANADA
AND APACHE CANADA II DEBT SECURITIES AND APACHE GUARANTEE

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that Apache Finance, Apache Australia, Apache Canada and/or Apache Canada II, each of which we refer to in this section as the “applicable issuer,” and the guarantee we may offer under this prospectus and the related trust indentures.

The applicable issuer, unless the applicable issuer is Apache Finance, will issue senior debt securities, and we will issue our guarantee, under a senior indenture to be executed in the future by us, as guarantor, the applicable issuer and The Bank of New York Mellon Trust Company, N.A., as trustee. Apache Finance will issue senior debt securities, and we will issue our guarantee, under a senior indenture, dated as of December 7, 1997, between Apache Finance, us, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor-in-interest to JP Morgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. The senior indentures are collectively referred to in this section as the “senior indentures.” The senior debt securities of Apache Finance, Apache Australia, Apache Canada and Apache Canada II are collectively referred to in this section as the “senior debt securities.”

The applicable issuer will issue the subordinated debt securities, and we will issue our guarantee, under a subordinated indenture to be executed in the future by us, as guarantor, the applicable issuer and The Bank of New York Mellon Trust Company, N.A., as trustee. The subordinated indentures are collectively referred to in this section as the “subordinated indentures.” The subordinated debt securities of Apache Finance, Apache Australia, Apache Canada and Apache Canada II are collectively referred to in this section as the “subordinated debt securities.”

The senior indentures and the subordinated indentures are together referred to in this section as the “indentures,” and the senior debt securities and the subordinated debt securities are together referred to in this section as the “debt securities.” The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. The Bank of New York Mellon Trust Company, N.A., or any successor, in its capacity as trustee under any or all of the indentures, is referred to as the “trustee” for purposes of this section. A form of each indenture is, and prior to their issuance, the debt securities will be, filed as an exhibit to the registration statement that includes this prospectus.

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

None of the indentures limits the amount of debt securities the applicable issuer may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we and the applicable issuer authorize from time to time. Debt securities may also be issued pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 or integral multiples of $1,000.

Other than as described below under “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Incur Liens,” “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Engage in Sale/Leaseback Transactions” and “The Applicable Issuer is Obligated to Purchase Debt Securities upon a Change in Control,” and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we, the applicable issuer or our other subsidiaries, as defined in the indentures, may incur or issue.

General

The prospectus supplement relating to the particular series of debt securities being offered will specify the applicable issuer and whether they are senior or subordinated debt securities and the amounts, prices and terms of those debt securities. These terms may include:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at the applicable issuer’s election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•	a description of any provisions providing for redemption, exchange or conversion of the debt securities at the applicable issuer’s option, a holder’s option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	sinking fund terms;

•	if the provisions providing that the applicable issuer will pay “additional amounts,” as defined in the indentures, on the debt securities to any holder who is a “United States alien,” as defined in the indentures, in respect of any tax, assessment or governmental charge and that the applicable issuer will have the option to redeem the debt securities rather than pay any additional amounts are not applicable to the debt securities, or any deletions from, or modifications or additions to, those provisions. The term “interest,” as used in this prospectus, includes any additional amounts;

•	any modifications or additions to, or deletions of, any of the events of default or covenants of Apache or the applicable issuer with respect to the debt securities that are described in this section;

•	if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities, or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

•	any other specific terms of the debt securities.

The applicable issuer is not obligated to issue all debt securities of any one series at the same time and, unless the applicable issuer specifies otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

Guarantees

We will irrevocably and unconditionally guarantee to each holder of a debt security issued by the applicable issuer and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the debt security, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the applicable indenture. We will

•	agree that, if an event of default occurs under the debt securities, our obligations under the guarantees will be as if we had issued the debt securities, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the debt securities or the indenture or any supplement thereto; and

•	waive our right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against the applicable issuer before exercising their rights under the guarantees.

Conversion and Exchange

The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by us or the applicable issuer, property or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option or the option of the applicable issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

Ranking

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer’s obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of the applicable issuer’s other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

The applicable issuer’s obligation to pay the principal of, and any premium and interest on any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of that issuer’s senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of the applicable issuer’s assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of the applicable issuer, the holders of senior indebtedness of the applicable issuer will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Indebtedness” of the applicable issuer, for purposes of each subordinated indenture, means:

•	indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, the applicable issuer, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

•	indebtedness secured by any mortgage, lien, pledge, security interest or encumbrances of any kind or payable out of the proceeds of production from property;

•	indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

•	indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

•	liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

•	liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in oil and gas prices;

•	guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); and

•	indebtedness relative to the amount of all letters of credit;

provided, however, that such term shall not include any amounts included as deferred credits on the financial statements of Apache and computed in accordance with generally accepted accounting principles.

“Senior indebtedness” of the applicable issuer, for purposes of each subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except the applicable issuer’s obligation under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities or indebtedness ranking junior to the subordinated debt securities.

“Indebtedness ranking equally with the subordinated debt securities” of the applicable issuer, for purposes of each subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the applicable issuer. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities” of the applicable issuer, for purposes of each subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

•	the subordinated debt securities, and

•	any other indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the applicable issuer. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

Guarantees

Unless we provide otherwise in the applicable prospectus supplement,

•	our guarantee of the senior debt securities of any particular series of the applicable issuer will be our unsecured obligation and will rank equally with all of our other unsecured and unsubordinated indebtedness (including our senior debt securities); and

•	our guarantee of the subordinated debt securities of any particular series of the applicable issuer will be our unsecured obligation, subordinated in right of payment to the prior payment in full of all of the Apache senior indebtedness (which term includes our senior debt securities and our guarantee of the senior debt securities of the applicable issuer) with respect to such series as described below and in the applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Dividends and other distributions to us from our various subsidiaries may be subject to statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

The claims of holders under the guarantees will be effectively subordinated to the claims of creditors of our subsidiaries other than, in the case of the debt securities, the applicable issuer. The indentures do not restrict the amount of indebtedness that we, the applicable issuers or our other subsidiaries may incur.

Our guarantee of the subordinated debt securities of each series will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all of the Apache senior indebtedness with respect to such series. Upon any payment or distribution of our assets or securities to creditors upon any dissolution, winding-up, liquidation or reorganization, or any bankruptcy, insolvency, receivership or similar proceeding in connection with any insolvency or bankruptcy proceedings of Apache, all amounts due upon all Apache senior indebtedness with respect to the subordinated debt securities of any series of the applicable issuer will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of the subordinated debt securities of such series are entitled to receive or retain any payment from us on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Apache senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution by us of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by us by reason of the payment of any of our other indebtedness being subordinated to the payment of the subordinated debt securities of such series, which may be payable or deliverable by us in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or similar proceeding.

Because of such subordination, in the event of our liquidation or insolvency, holders of Apache senior indebtedness with respect to the subordinated debt securities of any series of the applicable issuer and holders of other obligations of ours that are not subordinated to such senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series of the applicable issuer.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities of the applicable issuer may be made by Apache if there has occurred and is continuing a default in any payment with respect to Apache senior indebtedness or an event of default with respect to any Apache senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Apache indebtedness,” for purposes of the subordinated indenture of the applicable issuer, has the same meaning as “indebtedness” for purposes of the Apache subordinated indenture, as described above under “Description of Apache Corporation Debt Securities — Ranking — Subordinated Debt Securities.”

“Apache senior indebtedness” means, with respect to the subordinated debt securities of any particular series of the applicable issuer, all Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, except Apache’s obligations under the guarantee in respect of the subordinated debt securities, Apache indebtedness ranking equally with the Apache guarantee of the subordinated debt securities or Apache indebtedness ranking junior to the Apache guarantee of the subordinated debt securities.

“Apache indebtedness ranking equally with the Apache guarantee of the subordinated debt securities” means, with respect to the subordinated debt securities of any particular series of the applicable issuer, Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, to the extent the Apache indebtedness specifically by its terms ranks equally with and not prior to the Apache guarantee of the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the Apache guarantee of the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the Apache guarantee of the subordinated debt securities.

“Apache indebtedness ranking junior to the Apache guarantee of the subordinated debt securities” means, with respect to the subordinated debt securities of any particular series of the applicable issuer, any Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

•	the Apache guarantee of the subordinated debt securities, and

•	any other indebtedness ranking equally with the Apache guarantee of the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the Apache guarantee of the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the Apache guarantee of the subordinated debt securities.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

The applicable issuer may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

Exchange, Registration and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by the applicable issuer for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. The applicable issuer has appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by the applicable issuer with respect to any series of debt securities in addition to the security registrar, the applicable issuer may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, the applicable issuer will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, the applicable issuer will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. The applicable issuer may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, the applicable issuer will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

Unless the applicable issuer specifies otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we or the applicable issuer may designate at various times. The applicable issuer will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our or the applicable issuer’s offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our and the applicable issuer’s paying agent in the Borough of Manhattan, The City of New York.

Unless we or the applicable issuer specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At the applicable issuer’s option, however, it may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the applicable issuer will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as the applicable issuer’s sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as the applicable issuer’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

The applicable issuer will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. The applicable issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, the applicable issuer will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, the applicable issuer will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, the applicable issuer will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

All monies the applicable issuer pays to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to the applicable issuer or the guarantor, as the case may be. After that time, the holder of the debt security or coupon will look only to the applicable issuer or the guarantor, as the case may be, for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the applicable issuer will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below and under the heading “Book-Entry Securities,” the applicable issuer will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. The applicable issuer anticipates that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither the applicable issuer, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Incur Liens

Unless the applicable issuer specifies otherwise in the applicable prospectus supplement, the senior indentures provide that none of us, the applicable issuer or any of our other subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance — defined in each senior indenture as “liens” — upon any of its property unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations secured by the lien. The restrictions on liens will not, however, apply to:

•	liens existing on the date of the indenture or provided for under the terms of agreements existing on the date thereof;

•	liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries’ properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or improvement used in connection with such property, or securing indebtedness incurred to provide funds therefor;

•	liens securing only indebtedness owed by one of our subsidiaries to us, the applicable issuer and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•	liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed by a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

•	any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the indenture;

•	other “ordinary course liens,” as defined in the indenture, incurred in the ordinary course of our business; or

•	liens that secure “limited recourse indebtedness,” as defined in the indenture.

Notwithstanding the limitations on liens described above, we and any one or more or our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10 percent of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

•	the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

•	the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

•	the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Engage in Sale/Leaseback Transactions

Unless we specify otherwise in the applicable prospectus supplement, the senior indentures provide that neither we, the applicable issuer nor any of our other subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to ourselves or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

•	either we, the applicable issuer or our other subsidiaries would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

•	since the date of the applicable indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we, the applicable issuer or our other subsidiaries have expended for any property an amount up to the net proceeds of that arrangement, including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property, and we or the applicable issuer designate such amount as a credit against that arrangement, with any of that amount not being so designated to be applied as set forth in the next item below; or

•	during or immediately after the expiration of the 12 months after the effective date of that transaction, we or the applicable issuer, as the case may be, applies to the voluntary redemption, defeasance or retirement of the senior debt securities and our or its other senior indebtedness, as defined in the applicable senior indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we or the applicable issuer utilizes as set forth in the prior item; the amount will be reduced by the principal amount of other senior indebtedness we or the applicable issuer, as the case may be, voluntarily retires within that 12-month period.

Each Indenture Includes Events of Default

Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under each indenture with respect to the debt securities of any series issued under that indenture:

•	if we or the applicable issuer fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

•	if we or the applicable issuer fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

•	if we or the applicable issuer fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series — other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series — and that breach of failure continues for 60 days after written notice as provided in the applicable indenture;

•	specified events of voluntary or involuntary bankruptcy, insolvency or reorganization involving us or any of our subsidiaries; or

•	any other event of default provided with respect to the debt securities of that series.

Unless otherwise specified in the applicable prospectus supplement, either of the following two events will also constitute an event of default under the applicable senior indenture with respect to any senior debt securities of the applicable issuer:

•	if any of our, the applicable issuer’s or any of our other subsidiaries’ indebtedness, as defined in the indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the applicable indenture has been given specifying such event of default and requiring us and the applicable issuer to cause that acceleration to be rescinded or annulled; or

•	if we, the applicable issuer or any of our other subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under some circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to events of bankruptcy, insolvency or reorganization, the principal amount and accrued interest — or a lesser amount as provided for in the debt securities of that series — shall be immediately due and payable without any declaration or other act by the trustee or any holder.

Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and other provisions of each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The Applicable Issuer is Obligated to Purchase Debt Securities Upon a Change in Control

If a change in control, as defined in each indenture, occurs, the applicable issuer must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

•	the events causing the change in control and the date of the change the control;

•	the date by which notice of the change in control is required by the applicable indenture to be given;

•	the date, 35 business days after the occurrence of the change in control, by which the applicable issuer must purchase debt securities we are obligated to purchase pursuant to the selling holder’s exercise of rights on change in control;

•	the price the applicable issuer must pay for the debt securities we are obligated to purchase;

•	the name and address of the trustee;

•	the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

•	a statement of the applicable issuer’s obligation to make prompt payment on proper surrender of the debt securities;

•	the procedure for holders’ exercise of rights of sale of the debt securities; and

•	the procedures by which a holder may withdraw such a notice after it is given.

After giving this notice the applicable issuer will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

•	any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing beneficial ownership of either 50 percent or more of our common stock then outstanding or 50 percent or more of the voting power of our voting stock then outstanding;

•	the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

•	the completion of a consolidation or merger of Apache with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75 percent or more of the survivor’s common stock or 75 percent or more of the voting power of the survivor’s voting stock.

The applicable issuer will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule.

Discharge, Defeasance and Covenant Defeasance

We or the applicable issuer may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we or the applicable issuer must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest and any additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

Unless we or the applicable issuer specify otherwise in the applicable prospectus supplement, we or the applicable issuer may elect

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “legal defeasance;” or

•	with respect to any senior debt securities, to be released from our obligations under the covenants described above in “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Incur Liens”, “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Engage in Sale/ Leaseback Transactions” or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as “covenant defeasance.”

In the case of legal defeasance we and the applicable issuer will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either legal defeasance or covenant defeasance we or the applicable issuer must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

In addition, we or the applicable issuer can only elect legal defeasance or covenant defeasance if, among other things:

•	the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or the applicable issuer are a party or by which we or the applicable issuer are bound;

•	no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•	we or the applicable issuer have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us or the applicable issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Each of the indentures deems a foreign currency to be any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we or the applicable issuer have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

Each indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency other than the euro by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	the euro both by governments within the Euro Zone and for the settlement of transactions by public institutions of or within the Euro Zone or of or within the international banking community.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we or the applicable issuer effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We and the applicable issuer would remain liable, however, for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Under each indenture, we and the applicable issuer are required to furnish to the trustee annually a statement as to our performance of our obligations under such indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

Modification and Waiver

We, the applicable issuer and the trustee may, without the consent of holders, modify provisions of each indenture for specified purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We, the applicable issuer and the trustee may modify other provisions of each indenture with the consent of the holders of not less than two-thirds in aggregate principal amount of the debt securities of each series issued under the indenture affected by the modification. The provisions of the indenture, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

•	change the stated maturity or any installment of the principal of, or any premium or interest on, or any installment of principal, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	change the coin or currency in which any debt security issued under the indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under the indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

•	reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture; or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of debt securities of any series issued under the indenture, on behalf of the holders of all debt securities of that series, may waive our or the applicable issuer’s compliance with specified restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Assumption of the Obligations under the Debt Securities by Apache

Under each indenture, we may, at our option, assume the applicable issuer’s obligations under the debt securities if:

•	we expressly assume the obligations in an assumption agreement or supplemental indenture that is executed and delivered to the trustee in a form that is acceptable to the trustee;

•	no event of default and no event that after a notice or the lapse of time or both would become an event of default occurs and is continuing after giving effect to our assuming the obligations; and

•	we expressly agree in an assumption agreement or supplemental indenture to indemnify the holders of the debt securities against any tax, assessment or government charge imposed on a holder or required to be withheld or deducted from any payment made to a holder, including any charge or withholding required on account of this indemnification, and any costs or expenses incurred by a holder on account of our assuming the obligations. If we deliver to the trustee an opinion of an independent tax counsel or consultant of recognized standing stating that the holders will not recognize income, gain or loss, for U.S. federal income tax purposes, as a result of assuming these obligations, then a holder will have the above indemnification rights only if and when gain for U.S. federal income tax purposes is actually recognized by a holder.

If we assume the applicable issuer’s obligations, as described above, we will be substituted for the applicable issuer for all purposes regarding the debt securities so assumed as if we had been the original issuer of the securities.

Assignment to Another Subsidiary

Under each indenture, the applicable issuer may assign its obligations under any series of debt securities to any of our other subsidiaries and the new subsidiary will be treated, for all purposes, as the applicable issuer’s successor with respect to the series of debt securities assigned, provided that the conditions described under “Consolidation, Merger and Sale of Assets” below are satisfied.

Payment of Additional Amounts

Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the applicable issuer must make all payments of, or in respect of, principal of and any premium and interest on the debt securities without withholding or deduction for any taxes imposed or levied by or on behalf of any Australian or Canadian taxing authorities, as the case may be. If the taxing authorities nonetheless require the applicable issuer to withhold taxes, the applicable issuer must pay as additional interest an amount that will result, after deducting the taxes, in the payment to the holder of the debt securities of the amount that would have been paid if no withholding was required. Except as otherwise specified in the applicable prospectus supplement, the applicable issuer is not required to pay this additional interest for or on account of:

•	any tax that would not have been imposed but for the fact that the holder

•	was a resident, domiciled or national of, or engaged in business or maintained a permanent establishment or was physically present in Australia or Canada, as applicable, or otherwise had some connection with Australia or Canada, as applicable, other than merely owning the debt security;

•	presented, if presentation is required, the debt security for payment in Australia or Canada, as applicable, unless the debt security could not have been presented for payment elsewhere;

•	presented, if presentation is required, the debt security more than 30 days after the date on which the payment relating to the debt security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to the additional interest if it had presented the debt security for payment on any day within this 30 day period;

•	is, directly or indirectly, taken to be an associate of the issuer (as “associate” is defined for Australian tax purposes), in the case of Apache Australia, or is not dealing with the issuer, directly or indirectly, on an arm’s-length basis, in the case of Apache Canada and Apache Canada II; or

•	entered into or participated in a scheme to avoid Australian or Canadian withholding tax, as applicable, that the issuer was neither a party to nor participated in and, in the case of Apache Australia, in respect of which the Australian Commissioner of Taxation has made a determination that Australian interest withholding tax is payable in respect of the amount;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax that is payable other than by withholding or deduction from payments of, or in respect of, principal of or any premium or interest on the debt securities;

•	any tax that is imposed or withheld because the holder or the beneficial owner of a debt security failed, upon request of the applicable issuer to provide information concerning the nationality, residence or identity of the holder or the beneficial owner, or to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by Australian or Canadian federal income tax laws, as applicable, as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

•	any combination of the four items listed above.

The issuer also does not have to pay additional interest with respect to any payment of the principal of or any premium or interest on the debt security to any holder that is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of Australia or Canada, as applicable, to be included in the income for tax purposes of a beneficiary or settlor with respect to a fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional interest if it held the debt security.

Any amounts paid by us, as guarantor, under the applicable indenture must be paid without withholding or deduction for any taxes imposed or levied by or on behalf of any U.S. taxing authority. If a U.S. taxing authority nonetheless requires us to withhold taxes, we must pay an additional amount so that the net amount paid to the holder, after deducting the taxes, is not less than the amount then due and payable on the debt securities. We are not required to pay this additional amount to any holder of a debt security who is:

•	subject to U.S. tax by reason of the holder being connected with the U.S. otherwise than by holding or owning the debt securities; or

•	not dealing at arm’s length with us.

Where this prospectus mentions, in any context, the payment of principal of, or any premium or interest on, or in respect of, the debt securities of any series or the net proceeds received on the sale or exchange of the debt securities, this amount shall be deemed to include the payment of additional amounts provided for in the applicable indenture to the extent that the additional amounts are, were or would be payable under such applicable indenture.

Redemption for Taxation Reasons

Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, if Australian or Canadian taxing authorities, as the case may be, change or amend their laws, regulations or published tax rulings or the official administration, application or interpretation of their laws, regulations or published tax rulings either generally or in relation to the debt securities, and the applicable issuer determines that:

•	it will be required to pay any additional amounts under the indenture or the terms of any debt security in respect of interest on the next succeeding interest payment date; or

•	in respect of the principal of any discounted debt securities on the date of the determination, assuming that a payment in respect of principal were required to be made on this date under the terms of the debt securities; and

•	the applicable issuer cannot avoid paying the additional amount by taking reasonable measures available to it,

•	it may, at its option, redeem all, but not less than all, of the debt securities of any series in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days’ written notice as provided in the indenture. Unless otherwise specified in the accompanying prospectus supplement, the redemption price will be equal to 100 percent of the principal amount of the debt securities plus accrued interest to the date of redemption, except that any debt securities that are discounted debt securities may be redeemed at the redemption price specified in the debt securities’ terms, provided that:

•	no notice of redemption may be given earlier than 60 days before the earliest date on which the applicable issuer would be obligated to pay any additional amounts if a payment was due in respect of the debt securities; and

•	at the time any redemption notice is given, the obligation to pay any additional amounts must remain in effect.

If the applicable issuer has consolidated with or merged into, or conveyed or transferred or leased its properties and assets as an entirety or substantially as an entirety to, any person that is organized under the laws of any jurisdiction other than the United States, any state of the United States or the District of Columbia, or Australia or Canada, as the case may be, as the result of any change in or any amendment to the laws, regulations or published tax rulings of the jurisdiction under which the applicable issuer’s successor is organized or of its political subdivisions or taxing authorities affecting taxation, or any change in the official administration, application or interpretation of its laws, regulations or published tax rulings either generally or in relation to any particular debt securities, then

•	the applicable issuer’s successor must pay any additional amounts under the indenture or the terms of any debt securities in respect of interest on any debt securities on the next succeeding interest payment date or in respect of the principal of any discounted debt securities on the date of the determination, assuming the principal must be paid on that date under the terms of the debt securities, and the applicable issuer or its successor taking reasonable measures cannot avoid this obligation, and, thereafter,

•	the applicable issuer or its successor may redeem all, but not less than all, of the debt securities of any series in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days’ written notice as provided in the indenture, at a redemption price equal to 100 percent of the principal amount of the debt securities plus accrued interest to the date fixed for redemption, unless otherwise specified in the applicable prospectus supplement, except that any debt securities that are discounted debt securities may be redeemed at the price specified in the debt securities’ terms. No notice of redemption may be given earlier than 60 days before the earliest date on which a successor must pay any additional amounts if a payment was due in respect of the debt securities. Also, at the time any redemption notice is given, the successor’s obligation to pay any additional amounts must remain in effect.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety, or substantially as an entirety, to any person that is a corporation or limited liability company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	any successor person assumes our obligations on the debt securities;

•	no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

•	other conditions are met.

The applicable issuer may, without the consent of the holders of the debt securities, consolidate or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person that is a corporation, partnership, joint-stock company or limited liability company or permit any such person to consolidate with or merge into or convey, transfer or lease its properties and assets substantially as an entirety to us or the applicable issuer, as long as the person assumes the applicable issuer’s obligations on the debt securities and under the indenture, and immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, under the indenture has occurred.

Also, the successor person to us or the applicable issuer must expressly agree in a supplemental indenture:

•	that all payments on the debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes the holder of a debt security receives the same amount that the holder would have received if no withholding or deduction was required; subject to the exceptions set forth above in “— Payment of Additional Amounts;” and

•	to indemnify immediately the holder of each debt security against

•	any tax, assessment or governmental charge imposed on the holder or required to be withheld or deducted from any payment to the holder as a consequence of the transaction; and

•	any other tax costs or other tax expenses of the transaction.

If we, the applicable issuer or the successor person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by the holder.

Service of Process

Under each applicable indenture, each of Apache Finance, Apache Australia, Apache Canada and Apache Canada II will irrevocably appoint CT Corporation System, 111 8th Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding with respect to the indenture, the debt securities or the guarantees issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submitted to jurisdiction in New York.

Since a substantial portion of the assets of each of Apache Finance, Apache Australia, Apache Canada and Apache Canada II are outside the United States, any judgment obtained in the United States against Apache Australia, Apache Canada or Apache Canada II or, including judgments with respect to the payment of principal or interest on the securities, may not be collectible in the United States.

Governing Law

Each indenture, the debt securities and the guarantees are governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of laws, except as may otherwise be required by mandatory provisions of law. All matters governing the authorization and execution of the indenture and the debt securities by Apache Finance, Apache Australia, Apache Canada and Apache Canada II will be governed by and construed in accordance with the laws of Australian Capital Territory, Australia and Nova Scotia, Canada, respectively.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we, Apache Finance, Apache Australia, Apache Canada or Apache Canada II, as the case may be, will issue to investors securities, other than Apache common stock, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co., also referred to as Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act of 1934.

DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered;

•	we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

•	in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, the trustee, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a reasonable best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We, Apache Finance, Apache Australia, Apache Canada or Apache Canada II may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Other than our common stock, and unless otherwise specified in the applicable prospectus supplement, each class or series of securities offered by this prospectus and the applicable prospectus supplement will be a new issue of securities with no established trading market. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE, the Nasdaq Global Select Market and the Chicago Stock Exchange. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

INVESTMENT IN APACHE CORPORATION BY EMPLOYEE BENEFIT PLANS

An investment in us by an employee benefit plan is subject to additional considerations to the extent that the investments by these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes, the term “employee benefit plan” includes, but is not limited to, certain qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and individual retirement annuities or accounts (IRAs) established or maintained by an employer or employee organization. Incident to making an investment in us, among other things, consideration should be given by an employee benefit plan to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return.

In addition, the person with investment discretion with respect to the assets of an employee benefit plan or other arrangement that is covered by the prohibited transactions restrictions of the Internal Revenue Code, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan or arrangement.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain employee benefit plans, and Section 4975 of the Internal Revenue Code prohibits IRAs and certain other arrangements that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan or other arrangement that is covered by ERISA or the Internal Revenue Code.

The U.S. Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans or other arrangements described above acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•	the equity interests acquired by employee benefit plans or other arrangements described above are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•	the entity is an “operating company,” — i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

•	less than 25 percent of the value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates, and some other persons, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans or arrangements subject to ERISA or Section 4975 of the Code.

Our assets should not be considered “plan assets” under these regulations because the investment in our common stock will satisfy the requirements in the first bullet point above.

Plan fiduciaries contemplating a purchase of common stock should consult with their own counsel regarding the consequences of such purchase under ERISA and the Internal Revenue Code in light of possible personal liability for any breach of fiduciary duties and the imposition of serious penalties on persons who engage in prohibited transactions under ERISA or the Internal Revenue Code.

LEGAL MATTERS

The validity of the securities, as to matters of United States law and other customary legal matters relating to the offering the securities issued by us, will be passed upon for us by Andrews Kurth LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

The validity of the securities issued by (a) Apache Canada and Apache Canada II and particular matters concerning the laws of Canada and Nova Scotia will be passed upon by Bennett Jones LLP, Calgary, Alberta, Canada and McInnes Cooper, Nova Scotia, Canada, respectively and (b) Apache Finance and Apache Australia and particular matters concerning the laws of Australia and Australian Capital Territory will be passed upon by Allens Arthur Robinson, Perth, Western Australia, Australia.

EXPERTS

The consolidated financial statements of Apache Corporation appearing in our Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information incorporated by reference into this prospectus regarding our total proved reserves was prepared by Apache and reviewed by Ryder Scott Company Petroleum Engineers, as stated in their letter reports, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters.